NIGHTHAWK SYSTEMS, INC.
                            10715 GULFDALE, SUITE 200
                             SAN ANTONIO, TX  78258
                                 (303) 337-4811

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 6, 2005


To  Our  Stockholders:

A Special Meeting of Stockholders (the "Special Meeting") of Nighthawk Systems, Inc. (the "Company") will be held at 10715 Gulfdale, Suite 200, San Antonio, Texas 78258 on January 6, 2005 at 10:00 a.m., local time, to consider and act upon the following matter, as more fully described in the accompanying proxy statement:

- To amend our Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 50,000,000 shares to 200,000,000 shares.

Stockholders holding shares of common stock of record at the closing of business on November 10, 2004 will be entitled to receive notice of and vote at the Special Meeting.

Stockholders, whether or not they expect to be present at the Special Meeting, are requested to sign and date the enclosed proxy and return it promptly in the envelope provided. You may revoke this proxy at any time prior to the Special Meeting, and, if you attend the Special Meeting, you may vote your shares in person.

All  stockholders  are  cordially  invited  to  attend  the  Special  Meeting.

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. GIVING YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                       By  Order  of  the  Board  of  Directors,


                                       /s/  H.  Douglas  Saathoff
                                       ---------------------------
                                       H.  Douglas  Saathoff
                                       Corporate  Secretary

San  Antonio,  Texas
December  3,  2004


                             NIGHTHAWK SYSTEMS, INC.
                            10715 GULFDALE, SUITE 200
                             SAN ANTONIO, TX  78258
                                 (303) 337-4811


               PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
                                 JANUARY 6, 2005

                         PROXY SOLICITATION INFORMATION

DATE,  TIME,  AND  PLACE

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Nighthawk Systems, Inc. for use at the Special Meeting to be held on January 6, 2005, at 10:00 a.m., local time, at 10715 Gulfdale, Suite 200, San Antonio, Texas 78216.

MAILING  OF  PROXY  STATEMENT,  PROXY  AND  FORM  10-KSB  ANNUAL  REPORT

     This Proxy Statement and the accompanying Proxy will be mailed on or about December 13, 2004 to all Stockholders entitled to notice of and to vote at the Meeting.

     We will provide without charge, a copy of our annual report on Form 10-KSB for the fiscal year ended December 31, 2003 and related financial statements and financial statement schedules to each stockholder entitled to vote at the meeting, who request a copy of such in writing or by phone. Requests should be sent to: Nighthawk Systems, Inc., at 10715 Gulfdale, Suite 200, San Antonio, TX 78258. Our telephone number is (303) 337-4811.

RECORD  DATE;  SHARES  ENTITLED  TO  VOTE;  QUORUM

     Our board of directors has fixed the close of business on November 10, 2004 as the record date for stockholders entitled to notice of and to vote at the Special Meeting. As of the record date, there were 30,622,518 shares of common stock outstanding. Stockholders are entitled to one vote for each share of common stock they own.

     The holders of a majority of the outstanding shares of stock issued and entitled to vote at the Special Meeting must be present in person or by proxy to establish a quorum for business to be conducted at the Special Meeting. Abstentions and broker "non-votes" are treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

VOTE  REQUIRED

     The affirmative vote of the holders of a majority of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Special Meeting is required to approve an amendment to our Amended and Restated Articles of Incorporation to increase the number of our authorized common shares from 50,000,000 to 200,000,000. A properly executed proxy marked "Abstain" with respect to this proposal will be treated as shares present or represented and entitled to vote on such proposal and will have the same effect as a vote against the proposal.

VOTING  OF  PROXIES

     All valid, unrevoked proxies will be voted as directed. In the absence of instructions to the contrary, properly executed proxies will be voted in favor of amending our Amended and Restated Articles of Incorporation to increase the number of our authorized common shares from 50,000,000 to 200,000,000.

     Votes cast in person or by proxy at the Special Meeting will be tabulated at the Special Meeting.

RETURNED  PROXY  CARDS  WITH  NO  VOTING  INSTRUCTIONS

     Proxies that are signed and returned will be voted in the manner instructed by the stockholder. If you sign and return your proxy card with no instructions, the proxy will be voted "For" the items set forth in the Proposal.

BROKER  NON-VOTES

     If you hold your shares of Common Stock in "street name" (that is, through a broker, bank or other representative), you are considered the beneficial owner of the shares held in street name. As the beneficial owner, you have the right to direct your broker how to vote. Brokers who have not received instructions from beneficial owners generally have the authority to vote on certain "routine" matters, including the election of directors and ratification of the selection of auditors. With respect to a non-routine matter, a broker is not permitted to vote such shares on your behalf as to such matter. Shares representing such broker non-votes" with respect to a non-routine matter will not be voted in favor of such matter and will also not be counted as votes cast on such matter. Accordingly, "broker non-votes" will have no effect on the outcome of the vote.

REVOCABILITY  OF  PROXIES

     Any Nighthawk stockholder who delivers a properly executed proxy may revoke the proxy at any time before it is voted. Proxies may be revoked by:

- delivering a written revocation of the proxy to our Corporate Secretary before the Special Meeting;
-     signing  and  returning  a  later  dated  proxy;  or
-     attending  the  Special  Meeting  and  voting  in  person.

     Attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy. If you would like to revoke your proxy to vote in person at the Speical Meeting, you must notify the Inspector of Election or the Corporate Secretary at the Special Meeting.

DEADLINE  FOR  VOTING  BY  PROXY

     Proxy Cards sent to the Company by mail must be received prior to the Special Meeting to be counted.

SOLICITATION  OF  PROXIES

     Proxies will be solicited by mail. Proxies may also be solicited personally, or by telephone, fax, or other means by our directors, officers and employees. Directors, officers and employees soliciting proxies will receive no extra compensation, but may be reimbursed for related out-of-pocket expenses. In addition to solicitation by mail, we will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. We may reimburse these brokerage houses, custodians and other persons for their reasonable out-of-pocket expenses in doing so. The cost of solicitation of proxies will be paid by us.

    PROPOSAL TO AMEND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO
                    INCREASE THE NUMBER OF AUTHORIZED SHARES
                               OF OUR COMMON STOCK

     Our Amended and Restated Articles of Incorporation currently authorize us to issue 50,000,000 shares of common stock and 5,000,000 shares of preferred stock, par value $.001 per share. As of November 10, 2004, we had 30,622,518 shares of common stock issued and outstanding, leaving us, in the opinion of our Board of Directors, with what could be an insufficient number of shares of common stock available for issuance necessary for us to efficiently continue and grow our operations. Additionally, we entered into an Investment Agreement with Dutchess Private Equities Fund II, LP. Pursuant to the Investment Agreement, we may require Dutchess to purchase up to $10,000,000 in our common stock. The purchase price for the common stock will be 95% of the lowest closing best bid price of the common stock during the five consecutive trading day period immediately following the date of our notice to them of our election to put shares. Based on current market prices for our common stock, we currently do not have sufficient authorized shares to fully access the Investment Agreement with Dutchess. In order to ensure that we can obtain funds in an expeditious manner in the future under the Investment Agreement with Dutchess, or from other funding sources that may become available to us, the Board of Directors believes we should take the required steps now to adequately increase the authorized shares of our common stock.

     The Board has adopted a resolution (i) declaring the advisability of such increase in the number of authorized shares of our common stock, subject to Stockholder approval, (ii) in connection therewith, an amendment to our Amended and Restated Certificate of Incorporation to effect such an increase in the number of authorized shares of our common stock, subject to stockholder approval, and (iii) authorizing any other action it deems necessary to effect such an amendment, without further approval or authorization of our stockholders. Accordingly, the Board of Directors recommends an increase in the number of shares of common stock we are authorized to issue from 50,000,000 shares to 200,000,000 shares.

     The additional shares of common stock to be authorized for issuance upon the adoption of such amendment would possess rights identical to the currently authorized common stock. The stockholders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. All voting is on a non-cumulative basis. The stockholders of common stock do not have any preemptive rights, conversion rights, or applicable redemption or sinking fund provisions. The amendment to authorize the issuance of additional shares of common stock will not have any effect on the par value of the common stock. Nevertheless, the issuance of such additionally authorized shares of common stock would affect the voting rights of our current stockholders because there would be an increase in the number of outstanding shares entitled to vote on corporate matters, including the election of directors, if and when any such shares of common stock are issued in the future.

     If we issue additional shares of common stock, it would have the effect of diluting our earnings per share and book value per share of common stock.
Additionally, it would have the effect of diluting the stock ownership and voting rights of our stockholders.

     An increase in the number of authorized shares of common stock will enable us to take advantage of various potential business opportunities through the issuance of our securities, including, without limitation, providing equity incentives to employees, officers or directors, establishing certain strategic relationships with other companies, selling equity for capital necessary to build our business and expanding our business through acquisitions. We have no present agreements to acquire any businesses.

     The increase in authorized shares is reflected in our proposed Amended and Restated Articles of Incorporation included with this proxy as Attachment A.

DISSENTERS'  RIGHTS

     Stockholders  are  not  entitled  to  dissenters'  rights.

POTENTIAL  ANTI-TAKEOVER  EFFECTS  OF  THE  AMENDMENT

     The increase in the number of authorized shares of common stock and the subsequent issuance of all or a portion of those shares could have the effect of delaying or preventing a change of control without further action by the stockholders. Subject to applicable law and stock exchange requirements, we could issue shares of authorized and unissued common stock in one or more transactions that would make a change of control more difficult and therefore less likely. Any issuance of additional shares could have the effect of diluting the earnings per share and book value per share of the outstanding shares of common stock or the stock ownership and voting rights of a person seeking to obtain control of us.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE IN THE PROXY.


    NIGHTHAWK SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of our outstanding classes of stock as of November 18, 2004, by each person known by us to (i) own beneficially more than 5% of each class, (ii) by each of our Directors and Executive Officers and (iii) by all Directors and Executive Officers as a group. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock except to the extent that authority is shared by spouses under applicable law.

The number of shares of common stock issued and outstanding on November 18, 2004 was 30,622,518 shares. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding on November 18, 2004, plus shares of common stock subject to options held by each person on November 18, 2004 and exercisable within 60 days thereafter. The address for officers and directors is: c/o Nighthawk Systems, Inc., 10715 Gulfdale, Suite 200, San Antonio, TX 78216.




                                                AMOUNT AND NATURE
                                                OF BENEFICIAL
                                                OWNERSHIP OF        PERCENT OF
                                                                    -----------
          NAME . . . . . . . . . . . . . . . .  COMMON STOCK        CLASS
-------------------------------------------------------------------------------

Steven Jacobson                                   3,775,654 (a)(b)        12.3%
6600  E.  Hampden  Ave., 3rd Fl.
Denver, CO 80224

Herbert Jacobson. . . . . . . . . . . . . . .     2,721,800 (c)            8.9%
1011 S. Valentia St., #87
Denver, CO 80247

Tomas Revesz. . . . . . . . . . .                 3,996,894 (d)           11.7%
P.O. Box 2498
McAllen, Texas 78502-2498

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

Max Polinsky
                                                    525,000 (e)            1.7%

Patrick Gorman
                                                    175,000 (f)            1.0%

Myron Anduri . . . . . . . . . . . . . . . . .    3,608,486 (g)           11.6%

H. Douglas Saathoff. . . . . . . . . . . . . .      564,996 (h)            1.8%

Eric Berg. . . . . . . . . . . . . . . . . . .       66,667 (i)              *

All officers and directors as a group. . . .      6,017,049               19.4%

Notes:
*     Less  than  1%.

(a) Includes 150,000 shares under options, which vest within 60 days, and 2,525,654 shares held under in an irrevocable voting agreement with Myron Anduri which was executed on September 8, 2003 and which will survive for a period of five years from that date. Pursuant to the Voting Agreement, Mr. Anduri has the right to vote the proxy of said shares on all matters submitted to a vote of the shareholders with the single exception of votes on any proposal to change fifty one percent or more of our ownership. Steven Jacobson was Chief Executive Officer and a director until March 2003, at which time he became a salaried employee. He is no longer employed by Nighthawk.
(b) Includes 550,000 shares held in trust for Aaron Guth that expires on June 11, 2006 and 550,000 shares held in trust for Adam Guth that expires on March 31, 2009. Steven Jacobson acts as trustee for both, and has all rights afforded any shareholder, including voting rights, until the trusts expire.
(c) Includes 1,500,500 shares held in the name of Mr. Jacobson's wife, Sharon Jacobson.
(d) Includes an estimated 2,857,143 shares from a warrant to exercise up to $200,000 in stock at a price equal to 50% of the average closing price of Nighthawk stock for the ten day period preceding the exercise of the warrants, exercisable at any time up to March 31, 2005, and 750,000 shares that are convertible under a promissory note. These shares are convertible at any time.
(e) Includes 200,000 shares that are owned by Venbanc, Inc., of which Mr. Polinsky is a partner, and 75,000 shares under option that vest November 13, 2004.
(f)     Includes 75,000 shares underlying options that vested November 13, 2004.
(g) Includes 1,082,832 shares (including 431,416 shares underlying warrants and options) owned directly by Mr. Anduri and 2,525,654 shares held under an irrevocable voting agreement with Steve Jacobson which was executed on October 23, 2003 and which will survive for a period of five years from that date. Pursuant to this agreement, Mr. Anduri has the right to vote the proxy of said shares on all matters submitted to a vote of the shareholders with the single exception of votes on any proposal to change fifty one percent or more of our ownership. Mr. Anduri receives no economic benefits from the shares subject to this Voting Agreement.
(h) Includes 166,667 shares underlying options exercisable as of January 1, 2004.
(i) All are shares underlying options which vest in thirds on each of three successive anniversaries following the grant of these options.


                                  ATTACHMENT A

                                    PROPOSED
                            CERTIFICATE OF AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             NIGHTHAWK SYSTEMS, INC.

     Pursuant to the applicable provisions of the Nevada Business Corporations Act, Nighthawk Systems, Inc. (the "Corporation") adopts the following Certificate of Amendment to its Amended and Restated Articles of Incorporation by stating the following:

     FIRST:  The  present  name  of  the  Corporation is Nighthawk Systems, Inc.

     SECOND: The following amendments to its Amended and Restated Articles of Incorporation were adopted by a majority vote of shareholders of the corporation on January 6, 2004 in the manner prescribed by Nevada law.

1.     Article  IV  is  amended  to  read  as  follows:

Capitalization. (a) Common Stock. The Corporation shall have authority to issue 200,000,000 shares of common stock having a par value of one mil ($0.001). All common stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid common stock of this corporation shall not be liable for further call or assessment. The authorized common shares shall be issued at the discretion of the Directors. (b) Preferred Stock. The Corporation shall have the authority to issue 5,000,000 shares of preferred stock each having a par value of $0.001, with such rights, preferences and designations as to be issued in such series as determined by the Board of Directors of the Corporation.

The number of shares of the Corporation outstanding at the time of the adoption of the foregoing was 30,622,518 and the number of shares entitled to vote thereon was the same. The number of shares consenting to the action was 17,833,098. The shareholders consenting to the action represented a majority of the issued and outstanding shares.


    Effective  this  6th  day  of  January  2004.

                                   /s/  H.  Douglas  Saathoff
                                   ---------------------------------
                                        H. Douglas Saathoff
                                        Chief Executive Officer